February 18, 2010

Securities and Exchange Commission

Washington, D.C.  20549

Dear Sirs/Madams:

We have read the Exhibit to Sub-Item 77K of Ameristock Mutual Fund, Inc.’s Form N-SAR for the period December 31, 2009, and we agree with the statements made therein.

Very truly yours,

/s/ TAIT WELLER & BAKER LLP

Philadelphia, Pennsylvania